UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest event reported): September
21, 2004

THE BRALORNE MINING COMPANY
(Exact name of registrant as specified in its charter)

   Nevada                 0-25707             91-1948355
State or other         (Commission         (IRS Employee
Jurisdiction of         File Number     Identification No)
of incorporation)

           1980 - 1055 West Hastings Street, Vancouver,
                 British Columbia, Canada, V6E 2E9      .
             (Address of principal executive offices)

Registrant's telephone number, including area code:
                     1-604-782-2198

Item 5.02	Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal
Officers

On September 21, 2004, Jeffrey Ma resigned as a Director and the Board of Directors appointed Larry Wang and Y.B.
Ian He as Directors of the Company. On the same day, the Board of Directors appointed Larry Wang as Chairman of the Company.

The Board of Directors comprises the following individuals:

Y. B. Ian He - Director

Dr. Y. B. Ian He is a Director and President of Spur
Ventures Inc., a mining company listed on the TSX - Venture
board in Toronto, Canada, who has 18 years' experience in
the mining industry.  He joined Spur in 1995 leading Spur
into Chinese fertilizer industry.  Dr. He formerly served
as a Senior Process Metallurgist with Process Research
Associates Ltd., Vancouver, British Columbia, Canada.   He
holds a Ph.D degree in mining process engineering from the University of British Columbia.

Michael Liu - Director and Chief Financial Officer

Mr. Liu is Director, Executive Vice President and Chief
Financial Officer of Pacific Mines Inc., a mining company listed on the TSX-Venture board, and also the Managing
Director of Beijing United Capital Investment Co. and
President of Shanghai East China
Capital Co. Ltd. He holds a Masters of Arts in Economics from the University of New Brunswick and Masters of Business Administration from the University of British
Columbia.

Larry Wang - Director and Chairman of the Board

Mr. Wang is now the Managing Director of Royal Canadian
Diary Inc., a private company in British Columbia, Canada.
He has been a director and officer, involved in the
decisions making and operations, for many other companies,
such as SCM Enterprises Co. Ltd., and CMEC USA Inc., in
various industries located in both Northern America and
China.   He received his education in China, Sweden and
Canada.

Jeff Yenyou Zheng - Director and President

Dr. Zheng has been involved with the management and
development of various companies in North America for over
10 years.   He currently acts as a Founding Director and
President of Aquasol EnviroTech Ltd., a wastewater
treatment company and incorporated in British Columbia,
Canada.   He is also President of Canada China Economy &
Technology Centre and a senior advisor to the Dalian High-
Technology Industrial Zone in Dalian City, China.   Dr.
Zheng received his Ph.D degree in physics from The Flinders
University of South Australia in 1990.







SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                            THE BRALORNE MINING COMPANY
                                     (Registrant)


Date:  October 28, 2004             /s/  "Yenyou Zheng"
                                 President and Director